As filed with the Securities and Exchange Commission on October 26, 2006
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 25, 2006
FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)
(704) 688-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors or Principal Officers; Election Of Directors; Appointment Of Principal Officers
     Effective October 25, 2006, the Board of Directors of First Charter Corporation (the “Corporation”) elected John S. Poelker to the Board of Directors of the Corporation. Mr. Poelker, the President of The Poelker Consultancy, Inc., a financial services consulting company, was elected to a term expiring at the Corporation’s 2007 Annual Meeting of Shareholders, at which time it is expected that he will be nominated to stand for election by the shareholders of the Corporation for a three year term. In connection with his election, Mr. Poelker was named to the Audit Committee and the Compensation Committee of the Board. There were no transactions to which the Corporation or any of its subsidiaries is a party and in which Mr. Poelker or any member of his immediate family had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.
     On October 25, 2006, the Corporation issued a news release announcement that Mr. Poelker has been elected to the Board. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	News Release disseminated on October 25, 2006 by First Charter Corporation.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ Stephen J. Antal

Stephen J. Antal
Executive Vice President, General Counsel and Secretary

Dated: October 25, 2006

Exhibit No.	Description

99.1	News Release disseminated on October 25, 2006 by First Charter Corporation.